UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2022

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

South Carolina	57-0248420
(State or other jurisdiction or incorporation)	(I.R.S. Employer Identification Number)

1 N. Second St.

Hartsville, South Carolina 29550

(Address of principal executive offices)(zip code)

Telephone: (843) 383-7000

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)       On April 20, 2022 at the Annual Meeting of Shareholders (the “2022 Annual Meeting”) of Sonoco Products Company (the “Company”), upon recommendation and approval of the Board of Directors of the Company, the Company’s shareholders voted to approve, as set forth in Item 5.07 of this Current Report on Form 8-K, amendments to section 6(a) of the Company’s Restated Articles of Incorporation to implement a majority voting standard for uncontested director elections. The Restated Articles of Incorporation, as amended (the “Amended Articles”), have been submitted for acceptance to the State of South Carolina.

The foregoing description of the Amended Articles does not purport to be complete and is qualified in its entirety by the full text of the Amended Articles, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting was held on April 20, 2022. The following matters, as described more fully in the Company's Proxy Statement, were voted on by the shareholders at this meeting:

(1)        Election of Directors. The following directors were elected:

	VOTES
	Term	For	Withheld	Broker Non-Votes
R. Howard Coker	1 year	77,542,262	737,150	9,964,030
Dr. Pamela L. Davies	1 year	76,288,145	1,991,267	9,964,030
Theresa J. Drew	1 year	77,946,060	333,352	9,964,030
Philippe Guillemot	1 year	78,114,472	164,940	9,964,030
John R. Haley	1 year	77,340,646	938,766	9,964,030
Robert R. Hill, Jr.	1 year	77,560,109	719,303	9,964,030
Eleni Istavridis	1 year	77,942,130	337,282	9,964,030
Richard G. Kyle	1 year	77,385,179	894,233	9,964,030
Blythe J. McGarvie	1 year	77,895,511	383,901	9,964,030
James M. Micali	1 year	76,024,613	2,254,799	9,964,030
Sundaram Nagarajan	1 year	77,976,221	303,191	9,964,030
Thomas E. Whiddon	1 year	76,046,659	2,232,753	9,964,030

(2)	Ratification of Independent Registered Public Accounting Firm. The ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022 was approved. The shareholders voted 84,878,417 for and 3,278,482 against ratification, with 86,543 votes abstaining and no broker non-votes.

(3)	Advisory (Non-binding) Resolution to Approve Executive Compensation. The advisory (non-binding) shareholder resolution on executive compensation was approved. The shareholders voted 77,127,297 for and 977,215 against the resolution, with 174,900 votes abstaining and 9,964,030 broker non-votes.

(4)	Board of Directors' Proposal to Amend the Articles of Incorporation to Implement a Majority Voting Standard in Uncontested Director Elections. The proposal to amend the Articles of Incorporation to implement a majority voting standard in uncontested director elections was approved. The shareholders voted 77,972,272 for and 220,446 against the resolution, with 86,694 votes abstaining and 9,964,030 broker non-votes.

(5)	Advisory (Non-binding) Shareholder Proposal Regarding Special Shareholder Meeting Improvement. The advisory (non-binding) shareholder proposal regarding special shareholder meeting improvement was not approved. The shareholders voted 22,652,423 for and 55,297,596 against the resolution, with 329,393 votes abstaining and 9,964,030 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Restated Articles of Incorporation, as amended April 21, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: April 22, 2022	By:	/s/ Julie C. Albrecht
Julie C. Albrecht
Vice President and Chief Financial Officer